UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2005

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

(614) 356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 9, 2005, Dominion Homes, Inc. (the “Company” or “we”) made a presentation at the Raymond James Institutional Investors Conference (the “Conference Presentation”). This Amendment to the Company’s Form 8-K, as filed on March 11, 2005, is being filed to supplement and clarify certain information provided in the Conference Presentation and in the transcript of the Conference Presentation (the “Transcript”), which the Company previously filed as Exhibit 99.1 to the Form 8-K:

•	We believe that the decline in home sales that we experienced in 2004 was, in part, reflective of a general slowdown in the sale of new homes in the Midwest during 2004. In addition, we believe that our market share of new homes closed in 2004 declined in the Central Ohio market (i.e., the Columbus Metropolitan Statistical Area, or “Columbus MSA”), from approximately 32% of new homes closed in 2003 to approximately 26% of new homes closed in 2004, and remained relatively consistent in the Louisville, Kentucky market (i.e., the Louisville Metropolitan Statistical Area, or “Louisville MSA”) at approximately 7% of new homes closed in 2003 and 2004.

For the Columbus MSA, we based this belief on information contained in an annual housing market report for 2004 prepared by a Columbus, Ohio- based real estate service that is not affiliated with the Company (the “Columbus Market Report”). The Columbus Market Report was not prepared specifically for or at the Company’s request, and the Company does not have the ability to validate the information contained therein. For the Louisville MSA, we based this belief on the number of new homes that we closed in 2004 compared to the total number of permits issued in the Louisville MSA in 2003 and 2004. We note, however, the inherent limitation of permit data as a measurement of market share, due to the fact that permits may be issued for projects other than the construction of a new home.

•	Information in the Conference Presentation and Transcript regarding our market share by price range in the Columbus MSA was based on a three-year average (2002 through 2004) of our market share of new homes closed, as reported in the Columbus Market Report. Based on information contained in the Columbus Market Report, we believe our actual market share, by price range, in the Columbus MSA during 2004 was as follows: approximately 47% market share for new homes closed in the $100,000 to $150,000 price range; approximately 32% market share for new homes closed in the $150,000 to $250,000 price range; and approximately 16% market share for new homes closed in the $250,000 to $350,000 price range.

The information in this Current Report on Form 8-K is being furnished pursuant to Regulation FD (17CFR §§243.100 et seq.).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Updated Transcript of Dominion Homes, Inc. Presentation at the Raymond James Institutional Investors Conference on March 9, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ Terrence R. Thomas
Terrence R. Thomas, Senior Vice President – Finance and Chief Financial Officer

Date: March 16, 2005